EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 of our report dated March 21, 2013, relating to the consolidated financial statements and the financial statement schedule of CNL Growth Properties, Inc., formerly known as Global Growth Trust, Inc., which appears in CNL Growth Properties, Inc.’s, formerly known as Global Growth Trust, Inc.’s, Annual Report on Form 10-K for the year ended December 31, 2012.

We also hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 of CNL Growth Properties, Inc., formerly known as Global Growth Trust, Inc., of our report dated December 22, 2011, relating to the statement of revenues and certain expenses of Gwinnett Center, which appears in CNL Growth Properties, Inc., formerly known as Global Growth Trust, Inc’s, Current Report on Form 8-K/A (Amendment No. 1) dated October 17, 2011.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Orlando, Florida
July 30, 2013